Exhibit 99.1
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                                              NEWS RELEASE FOR IMMEDIATE RELEASE
                                                   For More Information Contact:
                                                            Timothy Kasmoch, CEO
                                                 info@nviro.com   (419) 535-6374
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 N-VIRO INTERNATIONAL CORPORATION ANNOUNCES AWARD OF BIOSOLIDS DISPOSAL CONTRACT
                          WITH THE CITY OF PORT ORANGE

Toledo Ohio, Thursday, January 24, 2008 - N-Viro International Corp. (OTC BB/NVIC.OB) ("N-Viro") announced today its subsidiary, Florida N-Viro L.P., has been awarded a biosolids disposal contract from the City of Port Orange, Florida. Under the arrangement, all biosolids from the City of Port Orange, estimated to be approximately 9,600 wet tons per year, will be transported by N-Viro to its Daytona Beach, Florida facility for treatment. Based on this estimated volume, N-Viro expects that it will realize at least $350,000 in annual revenues under the arrangement.

Once received at the N-Viro facility, the biosolids will be treated utilizing N-Viro's technology to achieve Class AA standards as set forth by Florida regulation 62-640. Class AA standard products also satisfy U.S. EPA 503 Regulations.

The contract, which is expected to commence on March 1, 2008, is for an initial term of one year with up to three one-year renewal options exercisable by the City of Port Orange.

Mr. Timothy Kasmoch, CEO and President of N-Viro International had these comments: "N-Viro is very pleased to be selected to handle the biosolids produced by the City of Port Orange. Management, the Board of Directors and all employees at N-Viro are excited with the future of our company. We look forward to growing our operations and serving the needs of our customers in a climate of tightening biosolids regulations. We believe our continuous efforts will be rewarded with significant positive developments this year."

About  NVIC
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N-Viro  International  Corporation  develops  and  licenses  its  technology  to municipalities and private companies. N-Viro's patented processes use lime and/or mineral-rich, combustion byproducts to treat, pasteurize, immobilize and convert wastewater sludge and other bio-organic wastes into alternative fuel and/or agricultural and soil-enrichment products with real market value. More information about N-Viro International can be obtained by contacting the office or on the Internet at www.nviro.com or by e-mail inquiry to info@nviro.com
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Special  Cautionary  Note  Regarding  Forward-Looking  Statements
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The  Company  cautions  that  words  used  in  this  document such as "expects,"
"estimates, "anticipates," "believes" and "may," as well as similar words and expressions used herein, identify and refer to statements describing events that may or may not occur in the future. These forward-looking statements and the matters to which they refer are subject to considerable uncertainty that may cause actual results to be materially different from those described herein. For example, while the Company believes to achieve certain revenues under the contractual arrangement with the City of Port Orange, actual results will depend on, among other things, the amount of biosolids produced for treatment. Further, the profitability of the contractual arrangement will depend on the actual expenses of the Company, which may differ from the Company's estimates. Factors that may cause expenses to differ from the Company's expectations include, fuel and transportation costs, labor costs and costs relating to the treatment of biosolids. Additional information about these and other factors that may adversely affect these forward-looking statements are contained in the Company's reports, including its Annual Report on Form 10-KSB, its Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007, and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.